Exhibit 4.1

016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK

PAR VALUE $0.01

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

Aleris

Shares
000000****
000000**
****000000****
*****000000***
******000000**

ALERIS CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP XXXXXX XX X

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Aleris Corporation (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Executive Vice President, General Counsel and Secretary

ALERIS COROPORATION INCORPORATED DECEMBER 18, 2009 SEAL DELAWARE

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

Chairman and Chief Executive Officer

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

ALERIS CORPORATION

THIS SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY (OR SUCH OTHER EVIDENCE AS IS REASONABLY ACCEPTABLE TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED JUNE 1, 2010, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-		Custodian
				(Cust)		(Minor)

TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act
(State)

JT TEN	- as joint tenants with right of survivorship	UNIF TRF MIN ACT	-		Custodian (until age	)
(Cust)

under Uniform Transfers to Minors Act
(Minor)		(State)
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	20

Signature:

Signature:
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.